Exhibit 99.1

Investor Contact:

Kurt Abkemeier

Cbeyond, Inc.

Vice President, Finance and Treasurer

(678) 370-2887

CBEYOND REPORTS SECOND QUARTER 2010 RESULTS

Adjusted EBITDA Increased by 33 Percent Over Prior Year

ATLANTA (August 5, 2010) — Cbeyond, Inc. (NASDAQ: CBEY), (“Cbeyond”), a managed services provider that delivers integrated packages of communications and IT services to small businesses, today announced its results for the second quarter ended June 30, 2010.

Recent financial and operating highlights include the following:

•	Second quarter revenue of $111.8 million, up 9.7% over the second quarter of 2009;

•

Total adjusted EBITDA of $18.4 million in the second quarter of 2010 compared with $13.8 million in the second quarter of 2009, and $18.6 million in the first quarter of 2010 (see page 10 for reconciliation to net income);

•	Net loss of ($0.1) million in the second quarter of 2010 compared with a net loss of ($2.2) million in the second quarter of 2009;

•	Total customers of 53,518 in Cbeyond’s 13 operating markets, reflecting net customer additions of 1,787 in the second quarter of 2010, an increase of 15.3% in total customers year-over-year;

•	Average monthly revenue per customer location (ARPU) of $708 during the second quarter of 2010, compared with $723 in the first quarter of 2010 and $748 in the second quarter of 2009;

•	Monthly customer churn of 1.4% in the second quarter of 2010 as compared with 1.4% in the first quarter of 2010; and

•	Cash and cash equivalents balance of $51.8 million at June 30, 2010, an increase of $9.2 million over the balance of $42.6 million at March 31, 2010.

Financial Overview and Key Operating Metrics

Financial and operating metrics, which include non-GAAP financial measures, for the three and six months ended June 30, 2009 and 2010, include the following:

	For the Three Months Ended June 30,
	2009	2010	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$101,837	$111,753	$9,916	9.7%
Operating expenses	$103,791	$111,605	$7,814	7.5%
Operating income (loss)	$(1,954)	$148	$2,102	N/M
Net income (loss)	$(2,206)	$(98)	$2,108	N/M
Capital expenditures	$16,886	$15,168	$(1,718)	(10.2%)

Key Operating Metrics and Non-GAAP Financial Measures
Customers at end of period	46,405	53,518	7,113	15.3%
Net customer additions	2,063	1,787	(276)	(13.4%)
Average monthly churn rate	1.5%	1.4%	(0.1%)	(6.7%)
Average monthly revenue per customer location	$748	$708	$(40)	(5.3%)
Adjusted EBITDA (in thousands)	$13,803	$18,411	$4,608	33.4%

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CBEY Reports Second Quarter 2010 Results

August 5, 2010

	For the Six Months Ended June 30,
	2009	2010	Change	% Change
Selected Financial Data (dollars in thousands)
Revenue	$200,097	$222,268	$22,171	11.1%
Operating expenses	$202,764	$221,548	$18,784	9.3%
Operating income (loss)	$(2,667)	$720	$3,387	N/M
Net income (loss)	$(2,147)	$941	$3,088	N/M
Capital expenditures	$34,202	$28,395	$(5,807)	(17.0%)

Key Operating Metrics and Non-GAAP Financial Measures
Customers at end of period	46,405	53,518	7,113	15.3%
Net customer additions	3,942	3,315	(627)	(15.9%)
Average monthly churn rate	1.5%	1.4%	(0.1%)	(6.7%)
Average monthly revenue per customer location	$751	$714	$(37)	(4.9%)
Adjusted EBITDA (in thousands)	$28,787	$36,966	$8,179	28.4%

Management Comments

“We are pleased to report continued strong results in adjusted EBITDA and free cash flow during the second quarter of 2010,” said Jim Geiger, chief executive officer of Cbeyond. “Our adjusted EBITDA of $18.4 million represents an increase of approximately 33% over the second quarter of 2009. We are also pleased to note that Cbeyond posted ‘free cash flow’ of $3.2 million in the second quarter, with free cash flow totaling $8.6 million in the first half of 2010. Free cash flow is a non-GAAP measure that we define as adjusted EBITDA less capital expenditures. While adjusted EBITDA and free cash flow results have developed largely as planned, revenue and ARPU have continued to be challenging in this tough economic and increasingly price-sensitive environment. Our efforts are focused on trying to optimize profitability in our target markets while continuing to grow and maintain our customer base.”

Geiger added, “Despite the still-sluggish small business sector, Cbeyond posted an increase in the level of customer additions in the second quarter, the San Francisco Bay Area market became an Established Market this quarter, and we are excited to note that we recently launched services in Boston, our 14 th market.”

Second Quarter Financial and Business Summary

Revenues and ARPU

Cbeyond reported revenues of $111.8 million for the second quarter of 2010, an increase of 9.7% from the second quarter of 2009. ARPU, or average monthly revenue per customer location, was $708 in the second quarter of 2010, compared with $723 in the first quarter of 2010 and $748 in the second quarter of 2009. The decline in ARPU from the first quarter of 2010 was primarily due to the lower prices of the new packages introduced in 2010, the decline in customers’ demand for mobile hardware and services, decreased charges for usage above levels of voice minutes included in the Company’s packages, and from customers reducing the number of additional lines and services with incremental charges. Cbeyond believes these declines are related to the effects of the economic recession on customers and increased competitive pressures. This downward pressure has been partially offset by the value delivered through selling additional applications. In addition, Cbeyond experienced an increase in redemptions of previously issued promotional incentives, which resulted in a reduction to revenue of $0.6 million, or approximately $4 of ARPU, in the second quarter of 2010. Cbeyond believes this change in customer behavior is directly related to the current difficult economic environment that most small business are experiencing.

Cost of Service and Gross Margin

Cbeyond’s gross margin was 68.4% in the second quarter of 2010 as compared with 67.1% in the first quarter of 2010, and 66.2% in the second quarter of 2009. Improvements in gross margin have primarily resulted from reduced rates on services from vendors as Cbeyond’s volumes have increased, decreases in mobile hardware and services provided to customers, and investments in network architecture to drive operating expense reductions.

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CBEY Reports Second Quarter 2010 Results

August 5, 2010

Operating Income (Loss), Adjusted EBITDA, Income Taxes and Net Loss

Cbeyond reported operating income of $0.1 million in the second quarter of 2010 compared with an operating loss of ($2.0) million in the second quarter of 2009. Total adjusted EBITDA for the second quarter of 2010 was $18.4 million, as compared with total adjusted EBITDA of $13.8 million in the second quarter of 2009. Total adjusted EBITDA for the second quarter of 2010 included adjusted EBITDA losses from Emerging Markets of ($3.0) million; in comparison, Emerging Markets contributed ($4.5) million of adjusted EBITDA losses for the second quarter of 2009. As of the second quarter of 2010, San Francisco has been re-categorized to the Established Market group due to its achieving four consecutive quarters of positive adjusted EBITDA. Total adjusted EBITDA included the impact of negative results from these early stage markets which were entered to drive longer term growth in the business (see Selected Quarterly Financial Data and Operating Metrics, pages 7-9). Cbeyond reported a net loss of ($0.1) million for the second quarter of 2010 as compared with a net loss of ($2.2) million for the second quarter of 2009.

Cash and Cash Equivalents

Cash and cash equivalents amounted to $51.8 million at the end of the second quarter of 2010, as compared with $42.6 million at the end of the first quarter of 2010. The cash and cash equivalents balance increased at June 30, 2010, due to the excess of cash flow from operating activities in the second quarter over capital expenditures, the timing of vendor payments, and improvements in accounts receivable.

Capital Expenditures

Capital expenditures were $15.2 million during the second quarter of 2010, compared with $13.2 million in the first quarter of 2010 and $16.9 million in the second quarter of 2009. Capital expenditures in the second quarter of 2010 increased from the first quarter of 2010 due to typical fluctuations in the timing of capital expenditures in Cbeyond’s markets and in its corporate operations.

Business Outlook for 2010

Cbeyond revises its annual guidance ranges for 2010 as follows:

	Current Guidance	Prior Guidance
Revenues	Growth of 9% to 10%	Growth of 10% to 13%
Adjusted EBITDA	Growth of 15% to 20%	Growth of 15% to 20%
Capital expenditures	Growth of -3% to 3%	Growth of 2% to 7%

Guidance for revenue growth has been reduced due to lower than anticipated ARPU and customer additions, while guidance for adjusted EBITDA remains unchanged largely due to Cbeyond’s improving cost of service. Guidance for capital expenditures has been reduced due to the changes in the rate of new customer additions and purchasing economies.

Conference Call

Cbeyond will hold a conference call to discuss this press release Thursday, August 5, 2010, at 5:00 p.m. EDT. A live broadcast of the conference call will be available on-line at www.cbeyond.net. To listen to the live call, please go to the web site at least 10 minutes early to register, download, and install any necessary audio software. The conference call will also be available by dialing

(877) 303-9219 (for domestic U.S. callers) and (760) 666-3559 (for international callers). For those who cannot listen to the live broadcast, an on-line replay will be available shortly after the call and continue to be available for one year.

About Cbeyond

Cbeyond, Inc. (NASDAQ: CBEY) is a leading provider of IT and communications services to more than 54,000 small businesses throughout the United States. Recently named as the sixth fastest growing technology company by Forbes magazine, and added to Standard & Poor’s Small Cap S&P 600 Index, Cbeyond offers more than 30 productivity-enhancing applications including local and long-distance voice, broadband Internet, mobile, BlackBerry(R), broadband laptop access, voicemail, email, web hosting, fax-to-email, data backup, file-sharing and virtual private networking. Cbeyond delivers these services over a 100 percent private all IP network. For more information on Cbeyond, visit www.cbeyond.net.

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CBEY Reports Second Quarter 2010 Results

August 5, 2010

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “expectations,” “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. Such statements are based upon the current beliefs and expectations of Cbeyond’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following: finalization of operating data, the significant reduction in economic activity, which particularly affects our target market of small businesses; the risk that we may be unable to continue to experience revenue growth at historical or anticipated levels; the risk of unexpected increases in customer churn levels; changes in federal or state regulation or decisions by regulatory bodies that affect Cbeyond; periods of economic downturn or unusual volatility in the capital markets or other negative macroeconomic conditions that could harm our business, including the resulting inability of certain of our customers to meet their payment obligations; the timing of the initiation, progress or cancellation of significant contracts or arrangements; the mix and timing of services sold in a particular period; our ability to recruit and maintain experienced management and personnel; rapid technological change and the timing and amount of start-up costs incurred in connection with the introduction of new services or the entrance into new markets; our ability to maintain or attract sufficient customers in existing or new markets; our ability to respond to increasing competition; our ability to manage the growth of our operations; changes in estimates of taxable income or utilization of deferred tax assets which could significantly affect the Company’s effective tax rate; pending regulatory action relating to our compliance with customer proprietary network information; external events outside of our control, including extreme weather, natural disasters, pandemics or terrorist attacks that could adversely affect our target markets; and general economic and business conditions. You are advised to consult any further disclosures we make on related subjects in the reports we file with the SEC, including the “Risk Factors” in our most recent annual report on Form 10-K, together with updates that may occur in our quarterly reports on Form 10-Q and Current Reports on Form 8-K. Such disclosure covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Key Operating Metrics and Non-GAAP Financial Measures

In this press release, the Company uses several key operating metrics and non-GAAP financial measures. The Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable generally accepted accounting principles in the United States, or GAAP, financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income, cash flow or operating income as determined in accordance with GAAP.

Adjusted EBITDA is not a substitute for operating income, net income, or cash flow from operating activities as determined in accordance with GAAP, as a measure of performance or liquidity. The Company defines adjusted EBITDA as net income before interest, income taxes, depreciation and amortization expenses, excluding, when applicable, non-cash share-based compensation, public offering expenses, loss on disposal of property and equipment and other non-operating income or expense. Information relating to total adjusted EBITDA is provided so that investors have the same data that management employs in assessing the overall operation of the Company’s business.

Total adjusted EBITDA allows the chief operating decision maker to assess the performance of the Company’s business on a consolidated basis that corresponds to the measure used to assess the ability of its operating segments to produce operating cash flow to fund working capital needs, to service debt obligations and to fund capital expenditures. In particular, total adjusted EBITDA permits a comparative assessment of the Company’s operating performance, relative to a performance based on GAAP results, while isolating the effects of depreciation and amortization, which may vary among segments without any correlation to their underlying operating performance, and of non-cash share-based compensation, which is a non-cash expense that varies widely among similar companies.

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CBEY Reports Second Quarter 2010 Results

August 5, 2010

CBEYOND, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2010	2009	2010
Revenue:
Customer revenue	$100,041	$109,922	$196,513	$218,546
Terminating access revenue	1,796	1,831	3,584	3,722

Total revenue	101,837	111,753	200,097	222,268

Operating expenses:
Cost of revenue	34,465	35,303	66,344	71,692
Selling, general and administrative	57,192	61,971	112,653	121,243
Depreciation and amortization	12,134	14,331	23,767	28,613

Total operating expenses	103,791	111,605	202,764	221,548

Operating income (loss)	(1,954)	148	(2,667)	720

Other income (expense):
Interest income	7	1	25	1
Interest expense	(21)	(64)	(110)	(109)
Other income (expense), net	136	117	238	1,654

Total other income (expense)	122	54	153	1,546

Income (loss) before income taxes	(1,832)	202	(2,514)	2,266

Income tax (expense) benefit	(374)	(300)	367	(1,325)

Net income (loss)	$(2,206)	$(98)	$(2,147)	$941

Earnings per common share
Basic	$(0.08)	$—	$(0.08)	$0.03
Diluted	$(0.08)	$—	$(0.08)	$0.03

Weighted average number of common shares outstanding
Basic	28,534	29,326	28,494	29,213
Diluted	28,534	29,326	28,494	30,227

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CBEY Reports Second Quarter 2010 Results

August 5, 2010

CBEYOND, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2009	June 30, 2010
ASSETS
Current assets
Cash and cash equivalents	$39,267	$51,847
Accounts receivable, gross	30,467	28,060
Less: Allowance for doubtful accounts	(2,867)	(2,753)

Accounts receivable, net	27,600	25,307
Other assets	12,706	10,889

Total current assets	79,573	88,043

Property and equipment, gross	353,616	379,487
Less: Accumulated depreciation and amortization	(216,722)	(242,811)

Property and equipment, net	136,894	136,676
Other assets	12,424	12,271

Total assets	$228,891	$236,990

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$12,121	$12,418
Other accrued liabilities	47,651	47,356

Total current liabilities	59,772	59,774
Non-current liabilities	10,514	10,478
Stockholders’ equity
Common stock	290	295
Additional paid-in capital	283,337	290,524
Accumulated deficit	(125,022)	(124,081)

Total stockholders’ equity	158,605	166,738

Total liabilities and stockholders’ equity	$228,891	$236,990

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CBEY Reports Second Quarter 2010 Results

August 5, 2010

CBEYOND, INC. AND SUBSIDIARY

Selected Quarterly Financial Data and Operating Metrics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Jun. 30 2009	Sept. 30 2009	Dec. 31 2009	Mar. 31 2010	Jun. 30 2010
Revenues
Established Markets
Atlanta	$21,260	$21,539	$21,421	$21,441	$21,355
Dallas	18,668	19,010	18,973	19,183	18,991
Denver	17,841	17,733	17,264	17,018	16,550
Houston	12,598	12,692	12,638	12,612	12,463
Chicago	9,823	9,943	9,740	9,632	9,397
Los Angeles	8,793	9,861	10,583	11,459	12,169
San Diego	4,487	4,805	4,954	5,058	5,218
Newly-Established Markets
San Francisco Bay Area	2,994	3,544	3,982	4,499	4,863

Established Markets	96,464	99,127	99,555	100,902	101,006
Emerging Markets
Detroit	2,280	2,546	2,766	3,016	3,198
Miami	2,008	2,545	3,042	3,555	3,970
Minneapolis	909	1,188	1,398	1,630	1,702
Greater Washington, D.C. Area	176	539	871	1,175	1,424
Seattle	—	10	87	237	453

Emerging Markets	5,373	6,828	8,164	9,613	10,747

Total Revenues	$101,837	$105,955	$107,719	$110,515	$111,753

Adjusted EBITDA
Established Markets
Atlanta	$11,560	$11,531	$12,116	$12,016	$12,029
Dallas	9,263	9,508	9,862	10,063	9,433
Denver	8,979	9,336	9,038	8,798	8,807
Houston	5,548	5,797	6,162	6,109	5,952
Chicago	3,689	3,706	3,874	3,964	3,670
Los Angeles	1,891	2,517	3,146	3,594	4,471
San Diego	740	1,040	1,328	1,690	1,929
Newly-Established Markets
San Francisco Bay Area	(452)	60	347	589	1,222

Established Markets	41,218	43,495	45,873	46,823	47,513
Emerging Markets
Detroit	(349)	(175)	20	127	457
Miami	(1,303)	(1,013)	(666)	(239)	(184)
Minneapolis	(1,177)	(969)	(727)	(398)	(259)
Greater Washington, D.C. Area	(1,603)	(1,445)	(1,280)	(1,157)	(1,162)
Seattle	(104)	(694)	(821)	(1,101)	(1,368)
Boston	—	—	(1)	(50)	(509)

Emerging Markets	(4,536)	(4,296)	(3,475)	(2,818)	(3,025)
Corporate
Corporate	(22,879)	(23,909)	(23,349)	(25,450)	(26,077)

Corporate	(22,879)	(23,909)	(23,349)	(25,450)	(26,077)

Total Adjusted EBITDA	$13,803	$15,290	$19,049	$18,555	$18,411

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CBEY Reports Second Quarter 2010 Results

August 5, 2010

CBEYOND, INC. AND SUBSIDIARY

Selected Quarterly Financial Data and Operating Metrics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Jun. 30 2009	Sept. 30 2009	Dec. 31 2009	Mar. 31 2010	Jun. 30 2010
Adjusted EBITDA Margin (Market-Level)
Established Markets
Atlanta	54.4%	53.5%	56.6%	56.0%	56.3%
Dallas	49.6%	50.0%	52.0%	52.5%	49.7%
Denver	50.3%	52.6%	52.4%	51.7%	53.2%
Houston	44.0%	45.7%	48.8%	48.4%	47.8%
Chicago	37.6%	37.3%	39.8%	41.2%	39.1%
Los Angeles	21.5%	25.5%	29.7%	31.4%	36.7%
San Diego	16.5%	21.6%	26.8%	33.4%	37.0%
Newly-Established Markets
San Francisco Bay Area	(15.1%)	1.7%	8.7%	13.1%	25.1%
Established Markets	42.7%	43.9%	46.1%	46.4%	47.0%
Emerging Markets
Detroit	(15.3%)	(6.9%)	0.7%	4.2%	14.3%
Miami	(64.9%)	(39.8%)	(21.9%)	(6.7%)	(4.6%)
Minneapolis	(129.5%)	(81.6%)	(52.0%)	(24.4%)	(15.2%)
Greater Washington, D.C. Area	N/M	N/M	(147.0%)	(98.5%)	(81.6%)
Seattle	N/M	N/M	N/M	N/M	N/M
Boston	N/M	N/M	N/M	N/M	N/M
Emerging Markets	(84.4%)	(62.9%)	(42.6%)	(29.3%)	(28.1%)

Adjusted EBITDA margin (as % of total revenue)
Corporate	(22.5%)	(22.6%)	(21.7%)	(23.0%)	(23.3%)
Total	13.6%	14.4%	17.7%	16.8%	16.5%

Operating Income (Loss)
Established Markets
Atlanta	$10,409	$10,375	$10,940	$11,004	$10,905
Dallas	8,368	8,607	8,818	9,179	8,475
Denver	8,208	8,553	8,225	8,102	8,046
Houston	4,820	5,074	5,396	5,553	5,326
Chicago	2,862	2,898	3,005	3,307	3,069
Los Angeles	1,147	1,650	2,186	2,756	3,510
San Diego	309	580	790	1,273	1,462
Newly-Established Markets
San Francisco Bay Area	(835)	(379)	(158)	97	692

Established Markets	35,288	37,358	39,202	41,271	41,485

Emerging Markets
Detroit	(717)	(564)	(431)	(243)	32
Miami	(1,582)	(1,264)	(1,089)	(579)	(602)
Minneapolis	(1,380)	(1,196)	(988)	(632)	(518)
Greater Washington, D.C. Area	(2,002)	(1,733)	(1,613)	(1,489)	(1,519)
Seattle	(114)	(705)	(971)	(1,289)	(1,551)
Boston	—	—	(2)	(51)	(516)

Emerging Markets	(5,795)	(5,462)	(5,094)	(4,283)	(4,674)

Corporate
Corporate	(31,447)	(34,026)	(33,978)	(36,416)	(36,663)

Corporate	(31,447)	(34,026)	(33,978)	(36,416)	(36,663)

Total Operating Income (Loss)	$(1,954)	$(2,130)	$130	$572	$148

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CBEY Reports Second Quarter 2010 Results

August 5, 2010

CBEYOND, INC. AND SUBSIDIARY

Selected Quarterly Financial Data and Operating Metrics

(Dollars in thousands, except for Other Operating Data)

(Unaudited)

	Jun. 30 2009	Sept. 30 2009	Dec. 31 2009	Mar. 31 2010	Jun. 30 2010
Capital Expenditures
Established Markets
Atlanta	$1,222	$732	$695	$429	$493
Dallas	932	440	704	757	634
Denver	593	317	263	28	323
Houston	547	600	310	229	326
Chicago	422	585	376	384	242
Los Angeles	1,037	929	1,320	899	920
San Diego	500	444	325	147	186
Newly-Established Markets
San Francisco Bay Area	548	446	569	1,112	320

Established Markets	5,801	4,493	4,562	3,985	3,444
Emerging Markets
Detroit	287	282	345	152	275
Miami	722	534	462	383	306
Minneapolis	296	360	234	93	204
Greater Washington, D.C. Area	250	242	570	220	129
Seattle	1,216	1,306	317	584	199
Boston	3	139	167	786	1,038
Emerging Markets	2,774	2,863	2,095	2,218	2,151
Corporate
Corporate	8,311	6,030	7,881	7,024	9,573

Corporate	8,311	6,030	7,881	7,024	9,573

Total Capital Expenditures	$16,886	$13,386	$14,538	$13,227	$15,168

Other Operating Data
Customers (at period end)	46,405	48,580	50,203	51,731	53,518
Net customer additions	2,063	2,175	1,623	1,528	1,787
Average monthly churn rate (1)	1.5%	1.4%	1.5%	1.4%	1.4%
Average monthly revenue per customer location (2)	$748	$744	$727	$723	$708

(1)	Calculated for each period as the average of monthly churn, which is defined for a given month as the number of customer locations disconnected in that month divided by the number of customer locations on our network at the beginning of that month.
(2)	Calculated as the revenue for a period divided by the average of the number of customer locations at the beginning of the period and the number of customer locations at the end of the period, divided by the number of months in the period.

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CBEY Reports Second Quarter 2010 Results

August 5, 2010

CBEYOND, INC. AND SUBSIDIARY

Reconciliation of Non-GAAP Financial Measure to GAAP Financial Measure

(In thousands)

(Unaudited)

	Jun. 30 2009	Sept. 30 2009	Dec. 31 2009	Mar. 31 2010	Jun. 30 2010

Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$13,803	$15,290	$19,049	$18,555	$18,411
Depreciation and amortization	(12,134)	(13,258)	(14,814)	(14,282)	(14,331)
Non-cash share-based compensation	(3,623)	(4,162)	(4,105)	(3,701)	(3,932)
Interest income	7	2	1	—	1
Interest expense	(21)	(41)	(1)	(45)	(64)
Other income (expense), net	136	15	244	1,537	117
Income tax (expense) benefit	(374)	1,156	551	(1,025)	(300)

Net income (loss)	$(2,206)	$(998)	$925	$1,039	$(98)

	Six Months Ended
	Jun. 30,
	2009	2010
Reconciliation of Adjusted EBITDA to Net income:
Total Adjusted EBITDA for reportable segments	$28,787	$36,966
Depreciation and amortization	(23,767)	(28,613)
Non-cash share-based compensation	(7,687)	(7,633)
Interest income	25	1
Interest expense	(110)	(109)
Other income (expense), net	238	1,654
Income tax (expense) benefit	367	(1,325)

Net income (loss)	$(2,147)	$941

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